EXHIBIT 23.2
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                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



Consent of Independent Accountants



We hereby consent to the inclusion in the ARC Energy Trust's Annual Report on Form 40-F for the year ended December 31, 2002 of our audit report dated January 31, 2003 (except for note 15 which is at April 16, 2003), on the consolidated balance sheets of Star Oil & Gas Ltd. as at December 31, 2002, 2001 and 2000, and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002.

(SIGNED) PRICEWATERHOUSECOOPERS LLP



Chartered Accountants
Calgary, Alberta
January 31, 2003